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                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------

                                                                                        Three Months Ended March 31,
                                                                                      ------------------------------
                                                                                          1995                 1994
                                                                                      ----------           ----------
 PRIMARY EARNINGS PER SHARE
 --------------------------
     Net income (loss) attributable to common stock                                 $ 2,041,108          $(1,142,126)
                                                                                    ===========          ============
     Weighted average number of common shares outstanding                            24,914,617           24,736,848
                                                                                    ===========          ===========
 Primary earnings (loss) per share                                                  $      0.08          $     (0.05)
                                                                                    ===========          ===========
 ADDITIONAL PRIMARY COMPUTATION (a)
 ------------------------------
     Net income (loss) attributable to common stock                                  $2,041,108          $(1,142,126)
                                                                                     ==========          ============
 Shares:
     Weighted average number of common shares outstanding                            24,914,617           24,736,848
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
       proceeds from exercise of such options                                         1,122,438                    -
                                                                                    -----------          -----------
 Primary weighted average number of common shares outstanding
     as adjusted                                                                     26,037,055           24,736,848
                                                                                    ===========          ===========
 Primary earnings (loss) per share (b)                                              $      0.08          $     (0.05)
                                                                                    ===========          ===========
 ASSUMING FULL DILUTION
 ----------------------
     Net income (loss) attributable to common stock                                  $2,041,108          $(1,142,126)
                                                                                     ==========          ===========
 Shares:
     Weighted average number of common shares outstanding                            24,914,617           24,736,848
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
        proceeds from exercise of such options                                        1,440,878                    -
                                                                                    -----------          -----------
     Weighted average number of common shares outstanding as
      adjusted                                                                       26,355,495           24,736,848
                                                                                    ===========          ===========
 Earnings (loss) per common share assuming full dilution (b)                        $      0.08          $     (0.05)
                                                                                    ===========          ===========
 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income (loss) as adjusted per fully diluted computation above:
     Net income (loss) attributable to common stock                                  $2,041,108          $(1,142,126)
     Add after tax interest expense attributable to convertible notes                    93,240               93,240
     Add after tax interest expense attributable to convertible
        debentures                                                                      128,560              128,560
                                                                                     ----------          -----------
          Net income (loss) as adjusted                                              $2,262,908          $  (920,326)
                                                                                     ==========          ============
 Additional adjustment to weighted average number of shares
     outstanding:
     Weighted average number of common shares outstanding                            24,914,617           24,736,848
     Add shares assuming conversion of convertible debentures                           650,237              650,237
     Add shares assuming conversion of convertible notes                                397,477              397,477
     Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
        proceeds from exercise of such options                                        1,440,878                    -
                                                                                    -----------          -----------
     Weighted average number of common shares outstanding as
      adjusted                                                                       27,403,209           25,784,562
                                                                                    ===========          ===========

 Earnings (loss) per common share assuming full dilution (c)                        $     0.08           $    (0.04)
                                                                                    ==========           ===========

(a) These figures agree with the related amounts in the statements of operations.

(b) This calculation is submitted in accordance with Regulations S-K Item 601(b)(11).

(c) This calculation is submitted in accordance with Regulation S-K Item 601 (b)(11) although it is contrary to paragraph 40 of
    APB Opinion No. 15 because it produces an anti-dilutive result.
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